Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Rio Vista Energy Partners L.P. (“Rio Vista”) on Form 10-Q for the quarter ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Ian T. Bothwell, Chief Executive Officer of Rio Vista GP LLC, the general partner of Rio Vista, and Ian T. Bothwell, Chief Financial Officer of Rio Vista GP LLC, the general partner of Rio Vista, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ian T. Bothwell
Ian T. Bothwell, Chief Executive Officer
of Rio Vista GP LLC, the general partner of Rio Vista Energy Partners L.P. November 19, 2007

/s/ Ian T. Bothwell
Ian T. Bothwell, Chief Financial Officer of
Rio Vista GP LLC, the general partner of Rio Vista Energy Partner L.P. November 19, 2007